  Exhibit 99.1

Linde Reports First-Quarter 2019 Results

Financial Highlights

●
Sales $6.9 billion, EPS $0.79, adjusted pro forma EPS $1.69

●
Operating profit $0.6 billion, adjusted pro forma operating profit $1.2 billion

●
Backlog $3.5 billion

●
Started up Samsung Tangjeong

●
Returned $1.2 billion to shareholders through dividends and share repurchases

GUILDFORD, UK / ACCESSWIRE / May 10, 2019 / Linde plc (NYSE: LIN; FWB: LIN) today reported first-quarter income from continuing operations of $435 million and diluted earnings per share of $0.79. Adjusted pro forma earnings per share increased 12% to $1.69, compared with adjusted pro forma earnings per share in the prior-year quarter of $1.51. Adjusted earnings per share exclude merger related costs, other charges and the Linde AG purchase accounting impacts - primarily amortization and depreciation. Excluding these costs, adjusted pro forma income from continuing operations was $927 million, up 11% versus prior year adjusted pro forma.

Sales for the first quarter were $6,944 million. Pro forma sales were $6,914 million, in line with the prior-year quarter. Excluding unfavorable currency translation effects, sales were up 5%, driven by 2% higher pricing and 3% volume growth.

First quarter reported operating profit was $609 million, 7% below the prior-year quarter, primarily due to the impact of purchase accounting. On an adjusted pro forma basis, operating profit was $1,222 million, 7% above last year excluding currency impact. The reported operating profit margin was 8.8% and the adjusted pro forma operating profit margin was 17.7%, up 30 basis points versus the prior-year quarter on a pro forma basis. For the first quarter, EBITDA margin was 26.9% and adjusted pro forma EBITDA margin was 28.5%.

During the first quarter, the company paid $477 million of dividends and repurchased $697 million of stock, net of issuance.

Commenting on the financial results, Chief Executive Officer Steve Angel said, "This quarter marked the first time we could operate as one company since satisfying the regulatory requirements on March 1st. I'm pleased to see the combined organization off to a good start despite only one month of being fully integrated. Looking ahead, I expect to build from this momentum and continue to improve the business quality irrespective of the economic environment."

The company has adopted new segments which are in line with the management structure of the merged company. Prior periods have been recast to conform to the new segments. Following is additional detail on first-quarter 2019 pro forma results for each segment.

In the Americas, first-quarter sales were $2,702 million, 8% above the prior-year quarter excluding 3% negative currency. Volumes and price increased 3% and 2%, respectively. Higher cost pass-through increased sales by 1% and acquisitions in North America increased sales by 2%. Operating profit was $584 million.

Sales in APAC (Asia Pacific) were $1,427 million in the quarter, up 5% from the prior year excluding 6% negative currency. Pricing was 2% higher and volumes increased 5% from project start-ups and base business. Operating profit was $273 million.

EMEA (Europe, Middle East & Africa) sales for the first quarter were $1,682 million, 1% above the prior-year quarter excluding 8% unfavorable currency. Pricing was up 1%. First-quarter operating profit was $347 million.

Linde Engineering sales were $636 million and operating profit was $78 million, reflecting a 12.3% operating margin.

Linde is a leading industrial gases and engineering company with 2018 pro forma sales of USD 28 billion (EUR 24 billion). The company employs approximately 80,000 people globally and serves customers in more than 100 countries worldwide. Linde delivers innovative and sustainable solutions to its customers and creates long-term value for all stakeholders. The company is making our world more productive by providing products, technologies and services that help customers improve their economic and environmental performance in a connected world.

For more information about the company, please visit www.linde.com

Pro forma sales and adjusted operating profit and earnings per share are non-GAAP measures prepared on a basis consistent with Article 11 and includes certain non-GAAP adjustments. See pages 9 to 14 for reconciliations.

See the attachments (Earnings Release tables: http://n.eqs.com/c/fncls.ssp?u=ECTBBFMLGE) for a summary of pro forma, adjusted pro forma and non-GAAP reconciliations and calculations. Adjusted amounts, EBITDA, free cash flow and net debt are non-GAAP measures and reconciliations.

Attachments: Summary pro forma and adjusted pro forma reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: 2019 and 2018 pro forma income statement information and non-GAAP Measures.

A teleconference about Linde's first-quarter results is being held this morning, May 10, 2019 at 9:00 am Eastern Time. The US Toll-Free Dial-In Number is 1 855 758 5442 and the access code is 8849393. The call is also available as a webcast live and on-demand at www.linde.com/investors. Materials to be used in the teleconference are also available on the website.

Forward-looking Statements

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. They are based on management's reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the ability to successfully integrate the Praxair and Linde AG businesses; regulatory or other limitations and requirements imposed as a result of the business combination of Praxair and Linde AG that could reduce anticipated benefits of the transaction; the risk that Linde plc may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates, including the impact of the U.S. Tax Cuts and Jobs Act of 2017; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from GAAP, IFRS or adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in "Item 1A Risk Factors in Linde plc's Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 18, 2019 which should be reviewed carefully. Please consider Linde plc's forward-looking statements in light of those risks.

Additional features:

Document: http://n.eqs.com/c/fncls.ssp?u=ECTBBFMLGE

Document title: Earnings Release Tables

10.05.2019 Dissemination of a Corporate News, transmitted by DGAP - a service of EQS Group AG.

The issuer is solely responsible for the content of this announcement.

The DGAP Distribution Services include Regulatory Announcements, Financial/Corporate News and Press Releases.

Archive at www.dgap.de

SOURCE: Linde plc

LINDE PLC AND SUBSIDIARIES

SUMMARY PRO FORMA AND ADJUSTED PRO FORMA RECONCILIATIONS (UNAUDITED)

On October 31, 2018, Praxair, Inc. and Linde AG, combined under Linde plc, as contemplated by the business combination agreement, dated June 1, 2017, as amended on August 10, 2017. Praxair, Inc. was the accounting acquirer and as a result historical periods prior to the merger date solely reflect the results of Praxair, Inc.

The followingadjusted pro forma adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "PRO FORMA INCOME STATEMENT INFORMATION" and "NON GAAP MEASURES AND RECONCILIATIONS" starting on page 9 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
	2019	2018	2019	2018	2019	2018	2019	2018
Quarter Ended March 31
Reported GAAP Amounts	$6,944	$2,983	$609	$653	$435	$462	$0.79	$1.59
Pro forma adjustments	(30)	3,958	59	46	96	47	0.18	(0.67)
Non-GAAP adjustments	—	—	554	507	396	328	0.72	0.59
Adjusted pro forma amounts	$6,914	$6,941	$1,222	$1,206	$927	$837	$1.69	$1.51

LINDE PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended
	March 31,
	2019	2018

SALES	$6,944	$2,983
Cost of sales	4,116	1,661
Selling, general and administrative	879	310
Depreciation and amortization	1,223	311
Research and development	46	24
Transaction costs and other charges	89	19
Other income (expense) - net	18	(5)
OPERATING PROFIT	609	653
Interest expense - net	23	46
Net pension and OPEB cost (benefit), excluding service cost	15	2
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY INVESTMENTS	571	605
Income taxes	140	148
INCOME FROM CONTINUING OPERATIONS BEFORE EQUITY INVESTMENTS	431	457
Income from equity investments	34	15
INCOME FROM CONTINUING OPERATIONS (INCLUDING NONCONTROLLING INTERESTS)	465	472
Add: income from discontinued operations, net of tax	89	—
INCOME (INCLUDING NONCONTROLLING INTERESTS)	554	472
Less: noncontrolling interests from continuing operations	(30)	(10)
Less: noncontrolling interests from discontinued operations	(7)	—
NET INCOME - LINDE PLC	$517	$462

NET INCOME - LINDE PLC
Income from continuing operations	$435	$462
Income from discontinued operations	$82	$—

PER SHARE DATA - LINDE PLC SHAREHOLDERS

Basic earnings per share from continuing operations	$0.80	$1.61
Basic earnings per share from discontinued operations	0.15	—
Basic earnings per share	$0.95	$1.61

Diluted earnings per share from continuing operations	0.79	1.59
Diluted earnings per share from discontinued operations	0.15	—
Diluted earnings per share	$0.94	$1.59

Cash dividends	$0.875	$0.825

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	545,554	287,504
Diluted shares outstanding (000's)	549,147	290,809

Note: See pages 9-14 for a reconciliation to adjusted amounts which are Non-GAAP.

LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Millions of dollars)
(UNAUDITED)

	March 31,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$5,791	$4,466
Accounts receivable - net	4,390	4,297
Contract assets	305	283
Inventories	1,667	1,651
Assets classified as held for sale	1,732	5,498
Prepaid and other current assets	1,203	1,077
TOTAL CURRENT ASSETS	15,088	17,272
Property, plant and equipment - net	29,418	29,717
Goodwill	26,820	26,874
Other intangibles - net	15,944	16,223
Other long-term assets	4,371	3,300
TOTAL ASSETS	$91,641	$93,386

LIABILITIES AND EQUITY
Accounts payable	$3,166	$3,219
Short-term debt	939	1,485
Current portion of long-term debt	1,017	1,523
Contract liabilities	1,719	1,546
Liabilities of assets classified as held for sale	103	768
Other current liabilities	4,196	4,415
TOTAL CURRENT LIABILITIES	11,140	12,956
Long-term debt	12,190	12,288
Other long-term liabilities	11,664	11,046
TOTAL LIABILITIES	34,994	36,290

REDEEMABLE NONCONTROLLING INTERESTS	15	16

LINDE PLC SHAREHOLDERS' EQUITY:
Common stock	1	1
Additional paid-in capital	40,173	40,151
Retained earnings	16,569	16,529
Accumulated other comprehensive income (loss)	(4,235)	(4,456)
Less: Treasury stock, at cost	(1,333)	(629)
Total Linde plc Shareholders' Equity	51,175	51,596
Noncontrolling interests	5,457	5,484
TOTAL EQUITY	56,632	57,080
TOTAL LIABILITIES AND EQUITY	$91,641	$93,386

LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended
	March 31,
	2019	2018
OPERATIONS
Net income - Linde plc	$517	$462
Less: income from discontinued operations, net of tax and noncontrolling interests	(82)	—
Add: noncontrolling interests	30	10
Net income (including noncontrolling interests)	465	472

Adjustments to reconcile net income to net cash provided by operating activities:
Transaction costs and other charges, net of payments (a)	(167)	14
Depreciation and amortization	1,223	311
Accounts receivable	(56)	(82)
Contract assets and liabilities, net	(84)	—
Inventory	(32)	(2)
Payables and accruals	(31)	(67)
Pension contributions	(18)	(4)
Deferred income taxes and other	(232)	46
Net cash provided by operating activities	1,068	688

INVESTING
Capital expenditures	(843)	(325)
Acquisitions, net of cash acquired	(152)	—
Divestitures and asset sales	3,455	7
Net cash used for investing activities	2,460	(318)

FINANCING
Debt increase (decrease) - net	(1,027)	(215)
Issuances of ordinary shares	28	29
Purchases of ordinary shares	(725)	—
Cash dividends - Linde plc shareholders	(477)	(237)
Noncontrolling interest transactions and other	(10)	(6)
Net cash provided by (used for) financing activities	(2,211)	(429)

DISCONTINUED OPERATIONS
Cash provided by operating activities	63	—
Cash provided by investing activities	(58)	—
Cash provided by financing activities	5	—
Net cash provided by (used for) discontinued operations	10	—

Effect of exchange rate changes on cash and cash equivalents	8	(13)

Change in cash and cash equivalents	1,335	(72)
Cash and cash equivalents, beginning-of-period	4,466	617
Cash and cash equivalents, including discontinued operations	5,801	545
Cash and cash equivalents of discontinued operations	(10)	—
Cash and cash equivalents, end-of-period	$5,791	$545

(a) Merger-related cash outflows for the 2019 quarter were $256 million, reflected in the condensed consolidated statement of cash flows as follows: $89 million included within "Net income - Linde plc", and $167 million included within "Adjustments to reconcile net income to net cash provided by operating activities".

LINDE PLC AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Reported		Pro Forma (b)
	Quarter Ended March 31,		Quarter Ended March 31,
	2019	2018 (a)	2019	2018
SALES
Americas	$2,706	$1,850	$2,702	$2,568
EMEA	1,682	415	1,682	1,814
APAC	1,452	435	1,427	1,447
Engineering	636	—	636	663
Other	468	283	467	449
Segment sales	$6,944	$2,983	$6,914	$6,941

OPERATING PROFIT
Americas	$585	$483	$584	$572
EMEA	347	87	347	387
APAC	278	106	273	256
Engineering	78	—	78	61
Other	(59)	(4)	(60)	(70)
Segment operating profit	$1,229	$672	$1,222	$1,206
Transaction costs and other charges	(89)	(19)
Purchase accounting impacts - Linde AG	(531)	—
Total operating profit	$609	$653

(a) As a result of the merger and effective with the lifting of the hold separate order, effective March 1, 2019, new reportable segments were created. All prior periods presented were recast to conform to the new segment structure.

(b) See pro forma income statement information on pages 9-10.

LINDE PLC AND SUBSIDIARIES
APPENDIX
2019 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

To assist with a discussion of the 2019 and 2018 results on a comparable basis, certain supplemental unaudited pro forma income statement information is provided on both a consolidated and segment basis. The pro forma information has been prepared on a basis consistent with Article 11 of Regulation S-X, assuming the Merger and merger-related divestitures had been consummated on January 1, 2017. In preparing this pro forma information, the historical financial information has been adjusted to give effect to pro forma Adjustments that are (i) directly attributable to the Business Combination and other transactions presented herein, such as the merger-related divestitures, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined entity’s consolidated results. The pro forma information is based on management's assumptions and is presented for illustrative purposes and does not purport to represent what the results of operations would actually have been if the Business Combination and merger-related divestitures had occurred as of the dates indicated or what the results would be for any future periods. Also, the pro forma information does not include the impact of any revenue, cost or other operating synergies that may result from the Business Combination or any related restructuring costs. The unaudited pro forma income statement has been presented for informational purposes only and is not necessarily indicative of what Linde plc's results of operations actually would have been had the Merger been completed on January 1, 2017. In addition, the unaudited pro forma income statement does not purport to project the future operating results of the company.

	Pro forma Income Statement Information
		Pro forma Adjustments
	Linde plc Reported	Divestitures (a)	Other		Total	Pro Forma
Sales	$6,944	(30)			(30)	$6,914
Cost of sales, exclusive of depreciation	4,116	(22)	(10)	(b)	(32)	4,084
Gross margin	2,828	(8)	10		2	2,830
As a % of Sales	40.7%				—	40.9%
Selling, general and administrative	879	(1)			(1)	878
As a % of Sales	12.7%				—%	12.7%
Depreciation and amortization	1,223				—	1,223
Research and development	46				—	46
Transaction costs and other charges	89		(56)	(c)	(56)	33
Other income (expense) - net	18				—	18
Operating profit	609	(7)	66		59	668
Operating margin	8.8%					9.7%

Net pension and OPEB cost (benefit), excluding service costs	15		(51)	(d)	(51)	(36)
Interest expense - net	23				—	23
Income taxes	140	(2)	16	(e)	14	154
Effective Tax Rate	24.5%					22.7%
Income from equity investments	34				—	34
Noncontrolling interests from continuing operations	(30)				—	(30)
Income from continuing operations	435	(5)	101		96	531
Diluted shares outstanding	549,147				549,147	549,147
Diluted EPS from continuing operations	$0.79				$0.18	$0.97

SEGMENT SALES
Americas	$2,706	(4)			(4)	$2,702
EMEA	1,682				—	1,682
APAC	1,452	(25)			(25)	1,427
Engineering	636				—	636
Other	468	(1)			(1)	467
Segment sales	$6,944	$(30)	$—		$(30)	$6,914

SEGMENT OPERATING PROFIT
Americas	$585	$(1)			$(1)	$584
EMEA	347				—	347
APAC	278	(5)			(5)	273
Engineering	78				—	78
Other	(59)	(1)			(1)	(60)
Segment operating profit	$1,229	$(7)	$—		$(7)	$1,222
Transaction costs and other charges	(89)				—	(89)
Purchase accounting impacts - Linde AG	(531)				—	(531)
Total operating profit	$609	$(7)	$—		$(7)	$602

Pro Forma Adjustments:
(a) To eliminate the results of Praxair's merger-related divestitures which are expected to be completed later in 2019.
(b) To eliminate the impact of the inventory step-up recorded in purchase accounting  for the merger. This item is nonrecurring in nature, directly attributable to the Merger and occurred within one year of the transaction.

(c) To eliminate the transaction costs and other charges related to the Merger.
(d) To eliminate pension settlement charges related to the Merger.
(e) To eliminate the income tax impacts of the Other adjustments.

LINDE PLC AND SUBSIDIARIES
APPENDIX
2018 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

	Pro Forma Income Statement Information
	Pro forma Adjustments
	Linde plc Reported	Linde AG (a)	Divestitures (b)	Purchase Accounting (c)	Other		Total	Pro Forma
Sales	$2,983	5,010	(1,027)		(25)	(d)	$3,958	$6,941
Cost of sales, exclusive of depreciation	1,661	3,105	(609)		(25)	(d)	2,471	4,132
Gross margin	1,322	1,905	(418)				1,487	2,809
As a % of Sales	44.3%							40.5%
Selling, general and administrative	310	704	(110)				594	904
As a % of Sales	10.4%							13.0%
Depreciation and amortization	311	471	(102)	558			927	1,238
Research and development	24	26					26	50
Transaction costs and other charges	19	41			(60)	(e)	(19)	—
Other income (expense) - net	(5)	87					87	82
Operating profit	653	750	(206)	(558)	60		46	699
Operating margin	21.9%							10.1%

Net pension and OPEB cost (benefit), excluding service costs	2	(39)	(1)				(40)	(38)
Interest expense - net	46	69	(18)	(25)			26	72
Income taxes	148	171	(24)	(129)	5	(f)	23	171
Effective Tax Rate	24.5%						—	25.7%
Income from equity investments	15	24	(9)	(16)			(1)	14
Noncontrolling interests from continuing operations	(10)	(37)	6	42			11	1
Income from continuing operations	$462	$536	$(166)	$(378)	$55		$47	$509
Diluted shares outstanding	290,809				264,342	(g)	264,342	555,151
Diluted EPS from continuing operations	$1.59				$(0.67)	(g)	$(0.67)	$0.92

SEGMENT SALES
Americas	$1,850	1,267	(533)		(16)	(d)	718	$2,568
EMEA	415	1,791	(393)		1	(d)	1,399	1,814
APAC	435	1,111	(92)		(7)	(d)	1,012	1,447
Engineering		663	—		—		663	663
Other	283	178	(9)		(3)	(d)	166	449
Segment sales	$2,983	$5,010	$(1,027)	$—	$(25)		$3,958	$6,941

SEGMENT OPERATING PROFIT
Americas	$483	192	(97)		(6)	(h)	89	572
EMEA	87	438	(82)		(56)	(h)	300	387
APAC	106	182	(25)		(7)	(h)	150	256
Engineering	—	63	—		(2)	(h)	61	61
Other	(4)	(84)	(2)		20	(h)	(66)	(70)
Segment operating profit	$672	$791	$(206)	$—	$(51)		$534	$1,206
Transaction costs and other charges	(19)	(41)			60		19	—
Total operating profit	$653	$750	$(206)	$—	$9		$553	$1,206

Pro Forma Adjustments:
(a) To include Linde AG consolidated results for the period January 1, 2018 to March 31, 2018 (prior to the Merger). The adjustment reflects reclassifications to conform to Linde plc's reporting format and adjustments from IFRS to U.S. GAAP. Linde AG's results for the period effective with the Merger date are included in Linde plc's reported amounts.

(b) To eliminate the results of merger-related divestitures required by regulatory authorities to secure approval for the Merger. These divestitures include the majority of Praxair's European industrial gases business (completed December 3, 2018), a significant portion of Linde AG's America's industrial gases business (completed on March 1, 2019), as well as certain divestitures of other Praxair and Linde AG businesses in Asia that are currently expected to be sold in 2019.

(c) To include preliminary purchase accounting adjustments for the period January 1, 2018 to March 31, 2018 (prior to the Merger). This relates to (i) additional depreciation and amortization related to the increased value of of property, plant and equipment and increased basis of intangible assets, (ii) interest expense impacts related to the fair value of debt, (iii) the tax impacts related to the non-GAAP adjustments above, (iv) income from equity investments equity related to the fair value of equity investments, and (v) noncontrolling interests adjustments related to the fair value adjustments above. Purchase accounting impacts are not included in the definition of segment operating profit; therefore, no pro forma adjustment is required for segment reporting.

(d) To eliminate sales between Praxair and Linde AG for the period prior to the Merger date at October 31, 2018 (January 1, 2018 to March 31, 2018).
(e) To eliminate the transaction costs and other charges related to the Merger.
(f) To reflect the income tax impact of the above pro forma adjustments.
(g) To reflect the Impact on diluted shares outstanding and diluted EPS related to ordinary shares issues to Linde AG shareholders in connection with the Merger.
(h) To eliminate other (income) charges not included in segment operating profit, primarily related to a gain on a sale of a business in EMEA.

LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	First Quarter	First Quarter
	2019	2018
Adjusted Pro Forma Operating Profit and Operating Margin
Reported operating profit	$609	$653
Pro forma adjustments (a)	59	46
Pro forma	668	699
Non-GAAP Adjustments:
Add: Transaction costs and other charges	33	-
Less: Gain on sale of businesses	-	(51)
Add: Purchase accounting impacts - Linde AG	521	558
Total adjustments	554	507
Adjusted pro forma operating profit	$1,222	$1,206

Reported percentage change	(6.7)%
Adjusted pro forma percentage change	1.3%

Reported sales	$6,944	$2,983
Pro forma Sales (a)	$6,914	$6,941

Reported operating margin	8.8%	21.9%
Pro forma operating margin	9.7%	10.1%
Adjusted pro forma operating margin	17.7%	17.4%

Adjusted Pro Forma Net Pension and OPEB cost (benefit), excluding service cost
Reported net pension and OPEB cost (benefit), excluding service cost	$15	$2
Pro forma adjustments (a)	(51)	(40)
Pro forma	$(36)	$(38)
Non-GAAP Adjustments:
Total adjustments	—	—
Adjusted pro forma Net Pension and OPEB cost (benefit), excluding service costs	$(36)	$(38)

Adjusted Pro Forma Interest Expense - net
Reported interest expense - net	$23	$46
Pro forma adjustments (a)	—	26
Pro forma	23	72
Non-GAAP Adjustments:
Add: Purchase accounting impacts - Linde AG	27	25
Total adjustments	27	25
Adjusted pro forma interest expense - net	$50	$97

Adjusted Pro Forma Income Taxes
Reported income taxes	$140	$148
Pro forma adjustments (a)	14	23
Pro forma	$154	$171
Non-GAAP Adjustments:
Add: Purchase accounting impacts - Linde AG	$125	$129
Add: Transaction costs and other charges	5	(1)
Total adjustments	130	128
Adjusted pro forma income taxes	$284	$299

Adjusted Pro Forma Effective Tax Rate
Reported income before income taxes and equity investments	$571	$605
Pro forma adjustments (a)	110	60
Pro forma	$681	$665
Non-GAAP Adjustments:
Add: Purchase accounting impacts - Linde AG	494	533
Add: Transaction costs and other charges	33	(51)
Total adjustments	527	482
Adjusted pro forma income before income taxes and equity investments	$1,208	$1,147

Reported Income taxes	140	148
Reported effective tax rate	24.5%	24.5%

Adjusted Income taxes	284	299
Adjusted effective tax rate	23.5%	26.1%

Income from Equity Investments
Reported income from equity investments	$34	$15
Pro forma adjustments (a)	—	(1)
Pro forma	$34	$14
Non-GAAP Adjustments:
Add: Purchase accounting impacts - Linde AG	14	16
Total adjustments	14	16
Adjusted pro forma income from equity investments	$48	$30
Adjusted Pro Forma Noncontrolling Interests from Continuing Operations
Reported noncontrolling interests from continuing operations	$(30)	$(10)
Pro forma adjustments (a)	—	11
Pro forma	$(30)	$1
Non-GAAP adjustments:
Add: Purchase accounting impacts - Linde AG	$(15)	$(42)
Total adjustments	(15)	(42)
Adjusted pro forma noncontrolling interests from continuing operations	$(45)	$(41)

Adjusted Pro Forma Income from Continuing Operations
Reported income from continuing operations	$435	$462
Pro forma adjustments (a)	96	47
Pro forma	$531	$509
Non-GAAP adjustments:
Add: Transaction costs and other charges	$28	$—
Less: Gain on sale of business	—	(50)
Add: Purchase accounting impacts - Linde AG	368	378
Total adjustments	396	328
Adjusted pro forma Income from Continuing Operations	$927	$837

Adjusted Pro Forma Diluted EPS from Continuing Operations
Reported diluted EPS from continuing operations	$0.79	$1.59
Pro forma adjustments (a)	0.18	(0.67)
Pro forma	$0.97	$0.92
Non-GAAP adjustments:
Add: Transaction costs and other charges	$0.05	$—
Less: Gain on sale of business	—	(0.09)
Add: Purchase accounting impacts - Linde AG	0.67	0.68
Total adjustments	0.72	0.59
Adjusted pro forma diluted EPS from continuing operations	$1.69	$1.51

Adjusted Pro Forma EBITDA and % of sales
Income from continuing operations	$435	$462
Add: NCI related to continuing operations	30	10
Add: Net pension & OPEB	15	2
Add: Interest	23	46
Add: Taxes	140	148
Add: D&A	1,223	311
EBITDA from continuing operations	$1,866	$979
Pro forma adjustments:
Add: Linde AG consolidated results	—	1,245
Add: Purchase accounting impacts - Linde AG	10	(16)
Add: Transaction costs and other charges	56	60
Less: Divestitures	(7)	(317)
Pro forma adjustments	59	972
Pro forma EBITDA from continuing operations	$1,925	$1,951
Non-GAAP adjustments:
Less: Gain on sale of business	—	(51)
Add: Transaction costs	33	—
Add: Purchase accounting impacts - Linde AG	14	16
Adjusted pro forma EBITDA from continuing operations	$1,972	$1,916

Reported sales	$6,944	$2,983
Pro forma sales	$6,914	$6,941
% of sales
EBITDA from continuing operations	26.9%	32.8%
Pro forma EBITDA from continuing operations	27.8%	28.1%
Adjusted pro forma EBITDA from continuing operations	28.5%	27.6%

(a) See pro forma Income Statement Information in the preceding section.

LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars)
(UNAUDITED)

	2019	2018
	Q1	Q4

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures

Operating cash flow	$1,068
Less: capital expenditures	(843)
Free Cash Flow	$225

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

Debt	$14,146	$15,296
Less: cash and cash equivalents	(5,791)	(4,466)
Net debt	8,355	10,830
Less: Purchase accounting impacts - Linde AG	(262)	(291)
Adjusted net debt	$8,093	$10,539